UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported): January 28, 1999

                         INFINITE GRAPHICS INCORPORATED
                         ------------------------------
             (Exact name of registrant as specified in its charter)


                                    Minnesota
                                    ---------
                 (State or other jurisdiction of incorporation)



      2-90422-C                                           41-0956693
----------------------------------          -----------------------------------
Commission File Number                                          I.R.S. Employer
                                                          Identification number

4611 East Lake Street, Minneapolis, Minnesota                              55406
---------------------------------------------                              -----
(Address of principal executive offices)                              (Zip code)

Issuer's telephone number, including area code: (612) 721-6238


                                       N/A
                 ----------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

ACQUISITION OF ASSETS

         Infinite Graphics Incorporated (the "Company") acquired certain assets and assumed certain liabilities of Photronics Colorado, Inc. ("PCI"), a Colorado corporation, effective as of January 28, 1999, under the terms of an Asset Purchase Agreement dated January 28, 1999, among the Company, PCI and Photronics, Inc. for a total purchase price not to exceed $2 million in the aggregate. The Company paid $375,000 of the purchase price in cash on January 28, 1999. In addition, the Company will pay or credit PCI over a period of 36 months following January 28, 1999 at a rate not to exceed $150,000 per quarter the following: a) 50% of all net invoices of certain large area masks ("LAM") shipped to or for PCI; and b) 10% of the net invoice amount received from the sale of LAM to existing and identified PCI customers. Prior to this transaction, PCI had no material relationship with the Company or any of the Company's affiliates, officers, directors or any associate of the Company's officers and directors.

         The purchase price was determined through direct negotiations between PCI and the Company. The assets purchased by the Company relate to PCI's LAM business and include certain manufacturing machinery, equipment and computer hardware located at 815 N. Wooten Road, Colorado Springs, Colorado; PCI's LAM inventory; records relating to PCI's LAM business; customer purchase orders, work in progress, spare parts, customer relationships, all operating and other software used in the operation of PCI's manufacturing and distribution of LAM; and related intellectual property. Liabilities of PCI assumed by the Company under the Asset Purchase Agreement include certain warranty obligations, the lease for the premises located at 815 N. Wooten Road, Colorado Springs, Colorado and certain sublease obligations, all as specified in the Asset Purchase Agreement. The Company intends to use the purchased assets in the production of LAM.

         Of the $375,000 cash paid by the Company on January 28, 1999, $275,000 was funded through a bank facility with Riverside Bank, and the remaining $100,000 was funded by cash from the Company's operations. The remaining purchase price, a sum which is not certain, will be funded from certain LAM sales specified in the Asset Purchase Agreement made by the Company during the 36 month period following January 28, 1999.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial statements of businesses acquired.

         Not Applicable.

(b)      Pro forma financial information.

         Not Applicable.

(c)      Exhibits.


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


         2.1 Asset Purchase Agreement dated January 28, 1999, among Infinite Graphics Incorporated, Photronics Colorado, Inc. and Photronics, Inc., without exhibits or schedules.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.



                                    INFINITE GRAPHICS INCORPORATED


Dated: February 11, 1999            By    /S/ Clifford F. Stritch, Jr.

                                          Clifford F. Stritch, Jr.
                                          Chief Executive Officer
                                          Chief Financial Officer


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


                                INDEX TO EXHIBITS



Exhibit No.                Description of Exhibits                     Page
-----------                -----------------------                     ----

2.1 Asset Purchase Agreement dated January 28, 1999 among Infinite Graphics Incorporated, Photronics
                           Colorado, Inc. and Photronics, Inc.


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